                                                                       EXHIBIT 1


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                           FLEET FINANCIAL GROUP, INC.
                        (a Rhode Island corporation); and


                             FLEET CAPITAL TRUST II
                      (a Delaware statutory business trust)


                               [                 ]
                            [   ]% Capital Securities







                           FORM OF PURCHASE AGREEMENT




Dated:  December   , 1996



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


                                TABLE OF CONTENTS


PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.     Representations and Warranties. . . . . . . . . . . . . . . .   3
     (a)       REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE TRUST..   3
               (i)       Compliance with Registration Requirements . . . . .   3
               (ii)      Incorporated Documents. . . . . . . . . . . . . . .   4
               (iii)     Independent Accountants . . . . . . . . . . . . . .   5
               (iv)      Financial Statements. . . . . . . . . . . . . . . .   5
               (v)       No Material Adverse Change in Business. . . . . . .   5
               (vi)      Good Standing of the Company. . . . . . . . . . . .   5
               (vii)     Good Standing of Subsidiaries . . . . . . . . . . .   5
               (viii)    Capitalization. . . . . . . . . . . . . . . . . . .   6
               (ix)      Capitalization; Descriptions. . . . . . . . . . . .   6
               (x)       Existence of Trust. . . . . . . . . . . . . . . . .   6
               (xi)      Common Securities.. . . . . . . . . . . . . . . . .   6
               (xii)     Authorization of Declaration.   . . . . . . . . . .   7
               (xiii)    Guarantee Agreements. . . . . . . . . . . . . . . .   7
               (xiv)     Capital Securities. . . . . . . . . . . . . . . . .   7
               (xv)      Authorization of Indenture. . . . . . . . . . . . .   7
               (xvi)     Authorization of Debentures . . . . . . . . . . . .   8
               (xvii)    Authorization of Agreement. . . . . . . . . . . . .   8
               (xviii)   Absence of Defaults and Conflicts . . . . . . . . .   8
               (xix)     Absence of Labor Dispute. . . . . . . . . . . . . .   9
               (xx)      Absence of Proceedings. . . . . . . . . . . . . . .   9
               (xxi)     Accuracy of Exhibits. . . . . . . . . . . . . . . .   9
               (xxii)    Possession of Intellectual Property . . . . . . . .   9
               (xxiii)   Absence of Further Requirements . . . . . . . . . .  10
               (xxiv)    Possession of Licenses and Permits. . . . . . . . .  10
               (xxv)     Title to Property . . . . . . . . . . . . . . . . .  10
               (xxvi)    Compliance with Cuba Act. . . . . . . . . . . . . .  11
               (xxvii)   Investment Company Act. . . . . . . . . . . . . . .  11
               (xxviii)  Environmental Laws. . . . . . . . . . . . . . . . .  11
               (xxix)    Taxes . . . . . . . . . . . . . . . . . . . . . . .  11
     (b)       OFFICER'S CERTIFICATES. . . . . . . . . . . . . . . . . . . .  12

SECTION 2.     Sale and Delivery to Underwriters; Closing. . . . . . . . . .  12
     (a)       CAPITAL SECURITIES. . . . . . . . . . . . . . . . . . . . . .  12
     (b)       PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     (c)       DENOMINATIONS; REGISTRATION . . . . . . . . . . . . . . . . .  13

SECTION 3.     Covenants of the Company and the Trust. . . . . . . . . . . .  13
     (a)       COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS 13
     (b)       FILING OF AMENDMENTS. . . . . . . . . . . . . . . . . . . . .  13
     (c)       DELIVERY OF REGISTRATION STATEMENTS . . . . . . . . . . . . .  14
     (d)       DELIVERY OF PROSPECTUSES. . . . . . . . . . . . . . . . . . .  14
     (e)       CONTINUED COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . .  14
     (f)       BLUE SKY QUALIFICATIONS . . . . . . . . . . . . . . . . . . .  15
     (g)       RULE 158. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     (h)       USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .  15
     (i)       RESTRICTION ON SALE OF SECURITIES . . . . . . . . . . . . . .  15
     (j)       REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  15
     (k)       FURNISH REPORTS . . . . . . . . . . . . . . . . . . . . . . .  16
     (l)       INTERIM FINANCIALS. . . . . . . . . . . . . . . . . . . . . .  16

SECTION 4.     Payment of Expenses . . . . . . . . . . . . . . . . . . . . .  16
     (a)       EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     (b)       TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .  16

SECTION 5.     Conditions of Underwriters' Obligations . . . . . . . . . . .  17
     (a)       EFFECTIVENESS OF REGISTRATION STATEMENT . . . . . . . . . . .  17
     (b)       OPINION OF COUNSEL FOR COMPANY. . . . . . . . . . . . . . . .  17
     (c)       OPINION OF COUNSEL FOR THE TRUST. . . . . . . . . . . . . . .  17
     (d)       OPINION OF COUNSEL FOR UNDERWRITERS . . . . . . . . . . . . .  17
     (e)       OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . .  18
     (f)       ACCOUNTANT'S COMFORT LETTER . . . . . . . . . . . . . . . . .  18
     (g)       LOCK-UP AGREEMENTS. . . . . . . . . . . . . . . . . . . . . .  18
     (h)       MAINTENANCE OF RATING . . . . . . . . . . . . . . . . . . . .  19
     (i)       ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  19
     (j)       TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .  19

SECTION 6.     Indemnification . . . . . . . . . . . . . . . . . . . . . . .  19
     (a)       INDEMNIFICATION OF UNDERWRITERS . . . . . . . . . . . . . . .  19
     (b)       INDEMNIFICATION OF TRUST, COMPANY, DIRECTORS AND OFFICERS . .  20
     (c)       ACTIONS AGAINST PARTIES; NOTIFICATION . . . . . . . . . . . .  20
     (d)       SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. . . . . .  21

SECTION 7.     Contribution. . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 8.     Representations, Warranties and Agreements to Survive Delivery 23

SECTION 9.     Termination of Agreement. . . . . . . . . . . . . . . . . . .  23
     (a)       TERMINATION; GENERAL. . . . . . . . . . . . . . . . . . . . .  23
     (b)       LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 10.    Default by One or More of the Underwriters. . . . . . . . . .  23

SECTION 11.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 12.    Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 13.    GOVERNING LAW AND TIME. . . . . . . . . . . . . . . . . . . .  24

SECTION 14.    Effect of Headings. . . . . . . . . . . . . . . . . . . . . .  25

SCHEDULES
     Schedule A  - List of Underwriters. . . . . . . . . . . . . . . . . Sch A-1
     Schedule B - List of Subsidiaries . . . . . . . . . . . . . . . . . Sch B-1

EXHIBITS
     Exhibit A - Form of Opinion of Company's Counsel. . . . . . . . . . . . A-1
     Exhibit B - Form of Opinion of Trust's Counsel. . . . . . . . . . . . . B-1
     Exhibit C - Form of Lock-up Letter. . . . . . . . . . . . . . . . . . . D-1

                           FLEET FINANCIAL GROUP, INC.
                          (a Rhode Island corporation)

                             FLEET CAPITAL TRUST II
                      (a Delaware statutory business trust)

                             [                     ]
                           [     ]% Capital Securities
                (Liquidation Amount $1000 Per Preferred Security)

                               PURCHASE AGREEMENT

                                                               December   , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Fleet Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Section Section 3801 ET SEQ.) confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of [ ] % Capital Securities (liquidation amount $1000 per preferred security) ("Capital Securities") set forth in said Schedule A. The Capital Securities are more fully described in the Prospectus (as defined below).

     The Capital Securities will be guaranteed by Fleet Financial Group, Inc. (a Rhode Island corporation) (the "Company"), to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Capital Securities Guarantee") pursuant to the Capital Securities Guarantee Agreement (the "Capital Securities Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and The First National Bank of Chicago (the "Guarantee

Trustee"), a national banking association not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Capital Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Capital Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Capital Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Capital Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Capital Securities Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase the [ ] Junior Subordinated Deferrable Interest Debentures due 2026 (the "Debentures") issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, The First National Bank of Chicago, as institutional trustee (the "Institutional Trustee"), and First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee"), and Eugene
M. McQuade, Douglas L. Jacobs and John R. Rodehorst, as regular trustees (the "Regular Trustees" and together with the Institutional Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Debentures will be issued pursuant to an Indenture, to be dated as of Closing Time (the "Indenture"), between the Company and The First National Bank of Chicago as trustee (the "Indenture Trustee"), as supplemented by a Supplemental Indenture to be dated as of Closing Time (the "Supplemental Indenture"), between the Company and the Indenture Trustee. The Capital Securities, the Capital Securities Guarantee and the Debentures are collectively referred to herein as the "Securities." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

     The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-15435) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Capital Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated November 1, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.     Representations and Warranties.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

               (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company [AND THE TRUST] meet the requirements for use of Form S-3 under the 1933 Act. Each of the

     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, if any, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and the Trust will comply with the requirements of Rule
     434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

             (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

              (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

               (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Rhode Island and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

             (vii) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule B hereto.

            (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

              (ix) CAPITALIZATION; DESCRIPTIONS. The Capital Securities, the Common Securities, the Debentures, the Declaration, the Capital Securities Guarantee Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of the Capital Securities," "Description of the Guarantee," "Description of the Junior Subordinated Debentures," "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee," and "Description of Capital Stock" and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

               (x) EXISTENCE OF TRUST. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Capital Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

              (xi) COMMON SECURITIES. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

             (xii) AUTHORIZATION OF DECLARATION. The Declaration has been duly authorized by the Company and, when validly executed and delivered by the Company and the Regular Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Institutional Trustee, the Declaration will constitute a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xiii) GUARANTEE AGREEMENTS. Each of the Common Securities Guarantee Agreement and the Capital Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Capital Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

             (xiv) CAPITAL SECURITIES. The Capital Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Capital Securities is not subject to preemptive or other similar rights; and holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

              (xv) AUTHORIZATION OF INDENTURE. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act, and, when duly executed and delivered by the Company and assuming the due authorization, executed and delivery of the Indenture by the Indenture Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

             (xvi) AUTHORIZATION OF DEBENTURES. The Debentures have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xvii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

           (xviii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Capital Securities and the use of the proceeds from the sale of the Capital Securities as described in the Prospectus under the caption "Use of Proceeds", and compliance by the Company and the Trust with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

             (xix) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

              (xx) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Trust of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

             (xxi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

            (xxii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any

     Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

           (xxiii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Capital Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xxiv) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

             (xxv) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

            (xxvi) COMPLIANCE WITH CUBA ACT. The Company and the Trust have complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

           (xxvii) INVESTMENT COMPANY ACT. Neither the Company nor the Trust is, and upon the issuance and sale of the Capital Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxviii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (xxix) TAXES. The Company and each of its subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is not material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiaries are adequately provided for on the books of the Company and its subsidiaries.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or the Trust delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Trust, respectively, to each Underwriter as to the matters covered thereby.

     SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING

     (a) CAPITAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price of $1000 per Capital Security, the number of Capital Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Debentures, the Company hereby agrees to pay at the Closing Time to the Underwriters a
commission of $[    ] per Capital Security purchased by the Underwriters.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Capital Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative, the Company and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Company and the Trust (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Capital Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Capital Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Capital Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) DENOMINATIONS; REGISTRATION. Certificates for the Capital Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Capital Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          At Closing Time the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to Merrill Lynch on behalf of the Underwriters by wire transfer of immediately available funds.

     SECTION 3. COVENANTS OF THE COMPANY AND THE TRUST. The Company and the Trust jointly and severally covenant with each Underwriter as follows:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Capital Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) FILING OF AMENDMENTS. The Company and the Trust will give the Representative notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

          (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Capital Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Capital Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company or Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) BLUE SKY QUALIFICATIONS. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Capital Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Capital Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company and the Trust will also supply the Underwriters with such information as is necessary for the determination of the legality of the Capital Securities for investment under the laws of such jurisdictions as the Underwriters may request.

          (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) USE OF PROCEEDS. The Trust will use the proceeds received by it from the sale of the Capital Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the net proceeds received by it from the sale of the Debentures in the manner specified in the Prospectus under "Use of Proceeds."

          (i) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Capital Securities or Debentures (or any equity or debt securities substantially similar to the Capital Securities or Debentures, respectively). The foregoing sentence shall not apply to the Capital Securities or Debentures to be sold hereunder.

          (j) REPORTING REQUIREMENTS. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) FURNISH REPORTS. For and during the period ending three years after the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Company to its securityholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (l) INTERIM FINANCIALS. Prior to the Closing Date the Company will furnish to the Underwriters, as soon as they have been prepared and are available, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements included in the Registration Statement and the Prospectus.

     SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Capital Securities,
(iii) the preparation, issuance and delivery of the certificates for the Capital Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Capital Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Trust's counsel, accountants and other advisors, (v) the qualification of the Capital Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if any, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Capital Securities, (ix) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Debentures, (x) the fees and expenses of the Delaware Trustee and the Institutional Trustee, including the fees and disbursements of counsel for the Delaware Trustee and Institutional Trustee in connection with the Declaration and the Certificate of Trust, (xi) the fees and expenses of the Guarantee Trustee, (xii) any fees payable in connection with the rating of the Capital Securities and the Debentures and (xiii) the cost and charges of qualifying the Capital Securities with the Depositary Trust Company.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Edwards & Angell, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) OPINION OF COUNSEL FOR THE TRUST. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Delaware), special counsel to the Trust, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the validity of the Preferred Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e) OFFICERS' CERTIFICATES. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission; or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and the Representative shall have received a certificate of a Regular Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
     Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the best of its knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (f) ACCOUNTANT'S COMFORT LETTER. At closing time, the Representative shall have received from KPMG Peat Marwick LLP ("KPMG") a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (g) LOCK-UP AGREEMENTS. At the date of this Agreement, the Representatives shall have received agreements substantially in the form of Exhibit C hereto signed by the Company and the Trust.

          (h) MAINTENANCE OF RATING. At Closing Time, the Capital Securities shall be rated at least [ ] by Moody's Investors Service, Inc. and [ ] by Standard & Poor's

     Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Capital Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Capital Securities or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

          (i) ADDITIONAL DOCUMENTS. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Capital Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Trust in connection with the issuance and sale of the Capital Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

          (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.     INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such
     alleged untrue statement   or  omission   provided that (subject to Section
     6(d) below) any such settlement is effected with the written consent of the Company; and

        (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF TRUST, COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.     CONTRIBUTION.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Capital Securities pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Capital Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Capital Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Trustees of the Trust or any of its other subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Capital Securities to the Underwriters.

     SECTION 9.     TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representative may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Capital Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Capital Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Capital Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations; notices to the Trust shall be directed to it at The First National Bank of Chicago, One North State Street, 9th Floor, Chicago, Illinois, attention of Corporate Trust Administrator and notices to the Company shall be directed to it at Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts, 02110, attention of General Counsel.

     SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Trust and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Trust and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Trust in accordance with its terms.

                                   Very truly yours,

                                   FLEET FINANCIAL GROUP, INC.


                                   By:
                                      ------------------------
                                      Name:
                                      Title:

                                   FLEET CAPITAL TRUST II


                                   By:
                                      ------------------------
                                      Name:
                                      Title:  Regular Trustee


                                   By:
                                      ------------------------
                                      Name:
                                      Title:  Regular Trustee




CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED



By
  -------------------------------------------------------------------
                       Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                     Number of
                                                                      Capital
      Name of Underwriter                                           Securities
      -------------------                                           ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated . . . . . . . . . . . . . . . . . . . .







                                                                         -------

 Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -------
                                                                         -------


                                     Sch A-1

                                   SCHEDULE B

                              List of subsidiaries


                                     Sch B-1

                                                                       Exhibit A


     Form of opinion, dated as of Closing Time, of Edwards & Angell, counsel for the Company and the Trust, substantially to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Rhode Island.

              (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the Purchase Agreement.

             (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (v) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect; except as described in the Registration Statement and Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, option, claim or other encumbrance. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

              (vi) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

             (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (viii) The Debentures have been duly authorized, executed and delivered by the Company and when the Debentures have been duly authenticated by the Indenture Trustee in accordance with theprovisions of the Indenture and delivered to and paid for by the Trust, the Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (ix) The Declaration has been duly authorized, executed and delivered by the Company; and, assuming the due authorization, execution and delivery of the Declaration by First Chicago Delaware Inc., The First National Bank of Chicago and the Regular Trustees, the Declaration constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (x) The Capital Securities have been duly authorized by the Declaration and when issued, delivered and paid for in accordance with the Purchase Agreement will represent fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration, subject to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, (b) generally principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect to applicable public policy on the enforceability of provisions relating to indemnification or contribution.

              (xi) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law)..

             (xii) The Indenture, Capital Securities Guarantee and the Declaration have each been duly qualified under the 1939 Act.

            (xiii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. Section 3801, Section ET SEQ. (the "Delaware Act").

             (xiv) Under the Delaware Act and the Declaration, the Trust has the power and authority to (a) execute and deliver, and to perform its obligations under, the Purchase Agreement, (b) issue and perform its obligations under the Capital Securities and the Common Securities and (c) purchase and hold the Debentures.

              (xv) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of Delaware to subscribe for the Capital Securities or the Debentures.

             (xvi) The Capital Securities, the Debentures, the Guarantee, the Declaration, the Capital Securities Guarantee Agreement and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

            (xvii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

           (xviii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

             (xix) The statements made in the Prospectus under the captions "Description of the Capital Securities", "Description of the Guarantee", "Description of the Junior Subordinated Debentures", "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee", and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of the Capital Securities, the Common Securities, the Debentures, the Capital Securities Guarantee, the Indenture, the Declaration and the Certificate of Incorporation of the Company, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein.

              (xx) The issuance, sale and delivery by the Trust of the Capital Securities and of the Common Securities, the execution and delivery by the Trust of the Purchase Agreement, the purchase by the Trust of the Debentures and the performance by the Trust of its obligations thereunder does not (a) result in any violation of the Declaration or any Delaware statute, order, rule or regulation of any Delaware court or other Delaware governmental agency or body having jurisdiction over the Trust or any of its properties or assets which are normally applicable to transactions of the type contemplated by the Purchase Agreement, or (b) require the approval of any such Delaware court or Delaware governmental agency or body pursuant to applicable laws.

             (xxi) Neither the Company nor the Trust is required to be registered under the Investment Company Act of 1940, as amended.

            (xxii) Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. All issued and outstanding stock options, if any, relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material respects.

           (xxiii) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

            (xxiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

             (xxv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

            (xxvi) To the best of our knowledge, neither the Company nor any subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

           (xxvii) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the 1933 Act on December __, 1996; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) and, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to such Counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

          (xxviii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except for those made under the captions "Description of Preferred Securities", "Description of the Guarantee", "Description of the Junior Subordinated Debentures", "Effect of Obligations Under the Junior Subordinated Debentures and the Guarantee", and "Description of Capital Stock" in the Prospectus insofar as they relate to provisions of documents therein described.

            (xxix) No filing with, authorization, approval, consent, license, registration, qualification, decree or order of any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the issuance and sale of the Capital Securities by the Trust to the Underwriters pursuant to the Purchase Agreement, the performance by the Company and the Trust of their respective obligations pursuant to the Purchase Agreement, the Indenture, the Debentures, the Guarantees, the Declaration or the Capital Securities. The execution, delivery and performance of the Purchase Agreement, the Declaration, the Indenture, the Guarantee Agreements, the consummation by the Company and the Trust of the transactions contemplated hereby and thereby and in the Prospectus, the filing of the certificate of trust with the Secretary of State of the State of Delaware, compliance by the Company and the Trust with the terms of the foregoing and the application of the sale of the Capital Securities as contemplated by the Prospectus do not and will not conflict with or constitute a breach of, or a default or Repayment Event (as defined in the Purchase Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or the Declaration, or any applicable law, administrative regulation or administrative or court decree.

             (xxx) Except as set forth in the Prospectus, there are no persons with written registration or other similar rights to have any securities registered by the Company under the Registration Statement.

     Additionally, in giving its opinion, such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except and only to the extent as set forth in paragraphs (xxviii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the discussions with and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Capital Securities which differs from the Prospectus on file at the Commission at the Representa-tion Date, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that such counsel does not express any comment with respect to the financial statements including the notes thereto and supporting schedules, or any other financial and statistical data set forth or referred to in the Registration Statement or the Prospectus.

                                                                       Exhibit B



     Form of opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel for the Trust, substantially to the effect that:

               (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act and has the trust power and authority to conduct its business, all as described in the Prospectus.

              (ii) assuming due authorization, execution and delivery of the Declaration by the Company and the Trustees, the Declaration is a valid and binding agreement of the Company and the Trustees, enforceable against the Company and the Trustees, in accordance with its terms, subject to the effect upon the Declaration of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer or conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally,
(ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

             (iii) under the Declaration and the Delaware Act, the execution and delivery of the Purchase Agreement by the Trust, and the performance by the Trust of its obligations hereunder, have been duly authorized by all requisite trust action on the part of the Trust.

              (iv) the Capital Securities have been duly authorized by the Declaration and upon issuance in accordance with the Declaration and the Prospectus will be duly and validly issued and, subject to qualifications set forth in this paragraph (iv), fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of Capital Securities may be obligated pursuant to the Declaration (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates, and (B) to provide indemnity and/or security in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

               (v) under the Declaration and the Delaware Act, the issuance of the Capital Securities is not subject to preemptive rights.

              (vi) the statements made in the Prospectus under the caption "Description of the Capital Securities" insofar as such statements are statements of Delaware law, such statements are fairly presented.

                   [FORM OF LOCK-UP PURSUANT TO SECTION 5(g)]

                                                                       Exhibit C

                                   December  , 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
North Tower
World Financial Center
New York, New York  10281-1209

     Re:  Proposed Public Offering by Fleet Financial Group, Inc.
          -------------------------------------------------------

Dear Sirs:

     The undersigned, [Fleet Financial Group, Inc., a Rhode Island corporation (the "Company")], [Fleet Capital Trust II, a Delaware Statutory business trust
(the "Trust")]   understands that Merrill Lynch & Co., Merrill Lynch, Pierce,
Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Trust, providing
for the public offering of [   ] of the Trust [    ]% Capital Securities
("Capital Securities").  In connection with the foregoing, the Company will
deposit in the Trust its [    ]% Junior Subordinated Deferable Interest
Debentures due 2026 (the "Junior Subordinated Debentures"). In recognition of the benefit that such an offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Capital Securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Capital Securities, whether any such swap or transaction is to be settled by delivery of Capital Securities, Junior Subordinated Debentures or other securities, in cash or otherwise.

                                   Very truly yours,

                                   FLEET FINANCIAL GROUP, INC.



                                   By:
                                      --------------------------------
                                   Title:
                                         -----------------------------


                                   FLEET CAPITAL TRUST III



                                   By:
                                      --------------------------------
                                            Name:
                                            Title:    Regular Trustee



                                   By:
                                      --------------------------------
                                            Name:
                                            Title:    Regular Trustee


                                       D-2